UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2002

PROVIDENT FINANCIAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

            Delaware                                                    000-28304                                          33-0704889
(State or other jurisdiction                                      (File number)                                   (I.R.S. Employer
of incorporation)                                                                                                           Identification No.)

3756 Central Avenue, Riverside, California                 92506
(Address of principal executive office)                   (Zip code)

Registrant's telephone number, including are code: (909) 686-6060

(Former name or former address, if changed since last report)

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Item 5. OTHER EVENTS.

       Provident Financial Holdings, Inc. ("Corporation") announced the signing of a Deposit Purchase and Assumption Agreement ("Agreement") between its wholly-owned subsidiary, Provident Savings Bank, FSB ("Provident"), and Valley Bank of Moreno Valley, California. The Agreement calls for the deposits of Valley Bank's Sun City, California branch to be transferred to Provident's branch located in Sun City. At July 31, 2002, total deposits subject to the Agreement were approximately $9.3 million. The Valley Bank branch in Sun City will subsequently close. The transaction, which requires the approval of the Office of Thrift Supervision, the California State Department of Financial Institutions, Federal Deposit Insurance Corporation and the shareholders of Valley Bank, is expected to be completed by the end of the calendar year.

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (c)        Exhibits

                     99     Corporation's press release dated August 28, 2002.

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SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 30, 2002                        Provident Financial Holdings, Inc.

                                                            /s/ Craig G. Blunden

                                                            Craig G. Blunden
                                                            President and Chief Executive Officer
                                                            (Principal Executive Officer)

                                                            /s/ Donavon P. Ternes

                                                            Donavon P. Ternes
                                                            Chief Financial Officer
                                                            (Principal Financial and Accounting Officer)

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Exhibit 99

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PROVIDENT                                                                                       PROV
Provident Financial Holdings, Inc.                                                                                NASDAQ
                                                                                                                                         LISTED

3756 Central Ave.                                           NEWS RELEASE
Riverside, CA 92506
(909) 686-6060

PROVIDENT FINANCIAL HOLDINGS, INC.
ANNOUNCES DEPOSIT PURCHASE AGREEMENT

        Riverside, California, August 28, 2002 Provident Savings Bank, FSB ("Provident") the wholly owned subsidiary of Provident Financial Holdings, Inc. (NASDAQ:PROV) today announced the signing of a Deposit Purchase and Assumption Agreement ("Agreement") with Valley Bank of Moreno Valley, California. The Agreement calls for the deposits of Valley Bank's Sun City, California branch to be transferred to Provident's branch located in Sun City. At July 31, 2002, total deposits subject to the Agreement were approximately $9.3 million. The Valley Bank branch in Sun City will subsequently close. The transaction, which requires the approval of the Office of Thrift Supervision, the California State Department of Financial Institutions, Federal Deposit Insurance Corporation and the shareholders of Valley Bank, is expected to be completed by the end of the year.

        "We are excited by the opportunity to increase our market share in Sun City. The deposits consist primarily of low-cost non-interest bearing checking accounts, interest bearing checking accounts and savings accounts and achieves our goal of increasing the number of transaction accounts that we service throughout our branch network. Adding approximately 1,000 accounts with favorable pricing characteristics is a unique opportunity," commented Craig G. Blunden, President and CEO of Provident.

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        Provident Savings Bank, FSB is a community-oriented, federally chartered, full-service retail bank with assets of more than $1.0 billion. Headquartered in Riverside, California, Provident currently has 11 retail/business banking offices in Southern California along with 8 Provident Bank Mortgage loan production offices. Provident can be found on the Internet at www.myprovident.com or can be reached at our Corporate Call Center at 1-800-442-5201.

Forward-looking Statement

Certain matters in this Press Release constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward looking statements relate to, among others, expectations of the business environment in which the Corporation operates, projections of future performance, perceived opportunities in the market, potential future credit experience, and statements regarding the Corporation's mission and vision. These forward looking statements are based upon current management expectations, and may, therefore, involve risks and uncertainties. The Corporation's actual results, performance, or achievements may differ materially from those suggested, expressed, or implied by forward looking statements due to a wide range of factors including, but not limited to, the general business environment, interest rates, the California real estate market, competitive conditions between banks and non-bank financial services providers, regulatory changes, and other risks detailed in the Corporation's reports filed with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the fiscal year ended June 30, 2001. Forward looking statements are effective only as of the date that they are made and Provident Financial Holdings, Inc. assumes no obligation to update this information.

Contacts:        Craig G. Blunden                                 Donavon P. Ternes
                      Chairman, President & CEO                Senior Vice President & CFO

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